Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Royal & Sun Alliance Bond-Backed Series 2002-2
*CUSIP:   21988G510    Class     A-1
          21988GBN5    Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of October 15, 2003.....                                       $0.00
         Scheduled Income received on securities.....             $2,215,125.00
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$1,856,250.00
         Distribution to Class A-2 Holders.....                    -$358,875.00
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.00
Balance as of         April 15, 2004.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   October 15, 2003.....                                     $0.00
        Scheduled Principal received on securities.....                   $0.00

LESS:
         Distribution to Holders.....                                    -$0.00
Balance as of   April 15, 2004.....                                       $0.00


                UNDERLYING SECURITIES HELD AS OF     April 15, 2004

          Principal
            Amount                     Title of Security
          ---------                    -----------------
          $49,500,000        Royal & Sun Alliance Insurance Group plc
                             8.95% Subordinated Guaranteed Bonds due
                             October 15, 2029 *CUSIP: 78004VAB9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.



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